ACADIA POWER PARTNERS, LLC AND SUBSIDIARY                                                                                                                                 EXHIBIT 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109506 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated March 25, 2005 relating to the consolidated financial statements of Acadia Power Partners, LLC and subsidiary, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 29, 2005